                                                                    Exhibit 21.1

              Subsidiaries of Plains All American Pipeline, L.P.

Name                                               Jurisdiction
----                                               ------------
PAA Finance Corp.                                    Delaware
Plains Marketing, L.P.                               Delaware
All American Pipeline, L.P.                           Texas
Plains Marketing Canada LLC                          Delaware
Plains Marketing Canada, L.P.                         Canada
PMC (Nova Scotia) Company                           Nova Scotia
Plains Marketing GP Inc.                             Delaware
3794865 Canada Ltd.                                   Canada